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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)        OCTOBER 16, 1995
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                         PEGASUS AIRCRAFT PARTNERS, L.P.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



DELAWARE                            0-17712                          84-1099968
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(STATE OR OTHER JURISDICTION      (COMMISSION                     (IRS EMPLOYER
OF INCORPORATION)                 FILE NUMBER)               IDENTIFICATION NO)



      FOUR EMBARCADERO CENTER, SUITE 3540, SAN FRANCISCO, CALIFORNIA 94111
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         415-434-3900
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                                       N/A
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 5.    Other Materially Important Events

        The Partnership owns a Boeing 747-100 aircraft ("Aircraft"), originally purchased in 1988 for a purchase price of $17,847,000 which was subject to an operating lease ("Lease")with Continental Airlines, Inc. ("Continental"). The Lease provided for monthly rent of $269,000 and was originally scheduled to expire in April 1996.

        In January 1995, Continental announced that it was grounding its Airbus Industrie manufactured aircraft and taking certain Boeing 747 aircraft out of service, including the Aircraft owned by the Partnership. Continental discontinued utilizing the Aircraft, did not make any rental payments after January 1995 and notified the Partnership of its intention to return the Aircraft to the Partnership. The Partnership sent Continental a default notice with respect to the unpaid rent and preserved all of its rights against Continental. During the quarter ended September 30, 1995 the Partnership and Continental completed the negotiation of a lease settlement agreement ("Lease Settlement"). Under the terms of the Lease Settlement, Continental agreed to pay the Partnership the amount otherwise due under the Lease as rent for the period February 1995 to August 1995 plus a discounted amount representing the amount of rent that would have been due under the Lease for the period September 1, 1995 to April 30, 1996, the scheduled expiration date of the Lease. Additionally, Continental agreed to return the Aircraft and engines in the return condition required by the Lease. On October 16, 1995 the Partnership received the Lease Settlement proceeds totaling $3,906,491. Approximately $2,000,000 of such amount was included in the cash distribution to the partners completed October 20, 1995.

        The Partnership is currently attempting to remarket the Aircraft and/or engines. It is anticipated that the Partnership will either utilize the balance of the Lease Settlement proceeds (after the October 1995 distribution) for maintenance or modifications of the Aircraft, if necessary, to enhance the marketability of the Aircraft, for other Partnership Aircraft, and/or for future distributions to partners. A new lessee may not be found or it may take a considerable amount of time to locate a lessee. Additionally, if a lessee is found, the lease rate may be substantially less than the lease rate in the Lease.

        At September 30, 1995, after reflecting the Lease Settlement, the Aircraft had a net book value of approximately $6,063,000.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   Pegasus Aircraft Partners, L.P. (Registrant)
                                   By:  Air Transport Leasing, Inc.,
                                        Administrative General Partner


Date: October 24, 1995             By:  /s/ Joseph P. Ciavarella
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                                        Joseph P. Ciavarella
                                        Vice President